May 12, 2005

ROO Group, Inc.
62 White Street, Suite 3A
New York, New York  10013
Attention:  Robert Petty

   Re:      Callable Secured Convertible Notes dated
            September 10, 2004, November 23, 2004 and February 3, 2005

Dear Mr. Petty:

      Reference is hereby made to those certain Callable Secured Convertible Notes (the "Notes") issued by ROO Group, Inc. (the "Company") to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Holders" and each a "Holder") dated as of September 10, 2004, November 23, 2004 and February 3, 2005. The undersigned, in consideration for the sum of $200,000 cash agrees not to convert any amount due under the Notes at a conversion price less than $0.10 per share for a period of 60 calendar days after the date such Holders are paid the Consideration. The consideration shall be applied as follows: (1) $142,857 to the outstanding principal balance on the notes, and (2) $57,143 as the redemption premium, in accordance with the terms of the Notes (the "Consideration") (to be paid to each Holder in accordance with each Holder's proportionate ownership of the total aggregate $3,000,000 principal amount of the Notes) being the Holders of all of the Notes. The Holders further hereby consent, pursuant to Section 2.3 of the Notes, to a loan from Robert Petty to the Company in the amount of $600,000 on the same terms of that certain $500,000 principal amount promissory note issued March 16, 2005, a copy of which is attached hereto.

      Except as expressly agreed hereby, all of the terms and provisions of the Notes are and shall remain in full force and effect, except that in the event that the Company does not raise $7,000,000 within 60 calendar days of this letter than the conversion discount will be adjusted to be 50%.

      Please acknowledge your understanding of and agreement with the foregoing by signing this Letter Agreement in the spaces provided below.

                                     Sincerely,


AJW Partners, LLC                    AJW Offshore, Ltd.
By:  SMS Group, LLC                  By:  First Street Manager II, LLC

ROO Group Inc.
May 6, 2005
Page 2

 /s/ Corey Ribotsky                       /s/ Corey Ribotsky
-------------------------------------     --------------------------------------
Corey S. Ribotsky                         Corey S. Ribotsky
Manager                                   Manager



AJW Qualified Partners, LLC              New Millennium Capital Partners II, LLC
By:  AJW Manager, LLC                    By:  First Street Manager II, LLP


/s/ Corey Ribotsky                        /s/ Corey Ribotsky
-------------------------------------     --------------------------------------
Corey S. Ribotsky                         Corey S. Ribotsky
Manager                                   Manager


Agreed and Accepted this
12th day of May 2005

ROO Group, Inc.


 /s/ Robert Petty
-------------------------------------
Robert Petty
Chief Executive Officer